Registration No.333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          BEN & JERRY'S HOMEMADE, INC.

             (Exact name of registrant as specified in its charter)

         Vermont                          2024                   03-02675-43
(State or other Jurisdiction of (Primary Standard Industrial (I.R.S. Employer Incorporation or Organization) Classification Code Number) Identification No.)

                               30 Community Drive
                         South Burlington, Vermont 05403
          (Address of Principal Executive Offices, including Zip Code)


               Michael Sands Non-Statutory Stock Option Agreement
                Helen Jones Non-Statutory Stock Option Agreement
               Roger Legendre Non-Statutory Stock Option Agreement
        Rivington Fields Hight, Jr. Non-Statutory Stock Option Agreement

                                   Perry Odak
                      President and Chief Executive Officer
                          Ben & Jerry's Homemade, Inc.
                               30 Community Drive
                           South Burlington, VT 05403
                                  802/846-1500
            (Name, Address and Telephone Number of Agent for Service)

                  Please send copies of all communications to:
                            Howard K. Fuguet, Esquire
                                  Ropes & Gray
                             One International Place
                                Boston, MA 02110
                                  617-951-7000

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                                  Proposed Maximum       Proposed Maximum             Amount of
Title of securities to be     Amount to be       offering price per     aggregate offering price   registration fee
        registered              registered               share
---------------------------- ------------------ ------------------------ ------------------------- -------------------
---------------------------- ------------------ ------------------------ ------------------------- -------------------
 Class A Common Stock, par     35,000 (1)                24.25            $  848,750.00
  value $0.033 per share        2,000 (2)                28.06                56,120.00
                               10,000 (3)                28.063              280,630.00
                                3,000 (4)                28.06                84,180.00
                             --------------                                   ---------
                               50,000                                      1,269,680.00                  $352.97
---------------------------- ------------------ ------------------------ ------------------------- -------------------

     1. Shares subject to options granted pursuant to the Michael Sands Non-Statutory Stock Option Agreement.
     2. Shares subject to options granted pursuant to the Helen Jones Non-Statutory Stock Option Agreement.
     3. Shares subject to options granted pursuant to the Roger Legendre Non-Statutory Stock Option Agreement.
     4. Shares subject to options granted pursuant to the Rivington Fields Hight, Jr. Non-Statutory Stock Option Agreement.

          The date of this Registration Statement is December 10, 1999
                            Exhibit Index on Page 7

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Note: The document(s) containing the information regarding the Michael Sands Non-Statutory Stock Option Agreement, the Helen Jones Non Statutory Stock Option Agreement, Roger Legendre Non-Statutory Stock Option Agreement, and the Rivington Fields Hight, Jr. Non-Statutory Stock Option Agreement (collectively, the "Plans") required by Item 1 of this Form S-8 and the statement of availability of Registrant information, and other information required by Item 2 of this Form will be sent or given to eligible employees as specified by Rule 428(b)(1) under the Securities Act of 1933 (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant will furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     Ben & Jerry's Homemade, Inc. (the "Corporation", or the "Registrant") hereby incorporates the following document herein by reference:

(a) The Registrant's latest annual report on Form 10-K for the fiscal year ended December 26, 1998, filed pursuant to Section 13 of the Securities Exchange Act of 1934 as amended (the "Exchange Act"), filed with the Commission on March 26, 1999.

(b) Quarterly Reports on Form 10-Q for the quarters ended March 27, 1999, June 26, 1999 and September 25, 1999, as filed with the Commission pursuant to Section 13 under the Exchange Act, on May 11, 1999, August 10, 1999 and November 9, 1999, respectively.

(c) The description of the Registrant's Class A Common Stock contained in the Company's Registration Statement on Form S-1, filed pursuant to
         Section 12 of the Exchange Act (No. 33-17516).

All documents  subsequently  filed by the Registrant  pursuant to Section 13(a),
Section 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed incorporated herein by reference from the date of filing of such documents.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification of Directors and Officers

The Vermont Statutes Annotated, Title 8, Section 1837, as amended, regulates indemnification by a Corporation in the following manner: a corporation may indemnify or reimburse any person for reasonable expenses, including but not limited to attorney fees, actually incurred by him in connection with any action, suit or proceeding, instituted or threatened, judicial or administrative, civil or criminal, to which he is made a party by reason of his being or having been a director, officer or employee of an association, provided, however, that no person can be indemnified or reimbursed, nor retain any advancement or allowance for indemnification which may have been made by the corporation in advance of final disposition, in relation to that action, suit or proceeding in which and to the extent that he is found to have been guilty of a breach of good faith, to have been negligent in the performance of his duties or to have committed an action or failed to perform a duty for which there is common law or statutory liability. A person, may, with the approval of the commissioner, be indemnified or reimbursed for:

     (1) Amounts  paid  in  compromise  or  settlement  of any  action,  suit or
         proceeding,   including  reasonable  expenses  incurred  in  connection
         therewith, or

     (2) Reasonable expenses incurred in connection with a criminal action, suit or proceeding in which that person has been adjudicated guilty, negligent or liable if it shall be determined by the board of director and by the commissioner that the person was acting in good faith and in what he believed to be the best interests of the association and without knowledge that the action was illegal, if the indemnification or reimbursement is approved at an annual or special meeting of the members by a majority of the votes eligible to be cast.

Sections 2 and 3 of the Registrant's By-laws state that the Corporation shall indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (1) the director conducted himself or herself in good faith, and (2) the director reasonably believed: (a) in the case of conduct in the director's official capacity with the Corporation, that the director's conduct was in its best interests; and (b) in all other cases, that the director's conduct was at least not opposed to its best interests, and (3) in the case of any proceeding brought by a governmental entity, the director had no reasonable cause to believe his or her conduct was unlawful, and the director is not finally found to have engaged in a reckless or intentional unlawful act.

A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the preceding requirements.

The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described above. The Corporation may not indemnify a director: (i) in connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation, or (ii) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. Indemnification permitted under the Registrant's by-laws in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding. Notwithstanding the above, the Corporation will indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the Corporation against reasonable expenses incurred by the director in connection with the proceeding.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

4.1      Opinion of Ropes & Gray.

10.1     Michael Sands Non-Statutory Stock Option Agreement

10.2     Helen Jones Non-Statutory Stock Option Agreement

10.3     Roger Legendre Non-Statutory Stock Option Agreement

10.4     Rivington Fields Hight, Jr. Non-Statutory Stock Option Agreement

23.1     Consent of Ernst & Young LLP, Independent Auditors

23.2     Consent of Ropes & Gray (see Exhibit 5.1).

24       Power of Attorney (Included on Signature Page).

Item 9.  Undertakings

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Burlington, State of Vermont, on this 10th day of December 1999.

BEN & JERRY'S HOMEMADE, INC.


/s/Perry D. Odak
----------------
By: Perry D. Odak
    Chief Executive Officer, President

POWER OF ATTORNEY

Dated:  December 10, 1999

Each person whose signature appears below constitutes and appoints Perry D. Odak and Frances Rathke, and each of them singly, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Ben & Jerry's Homemade, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission making such changes in this Registration Statement as the person(s) so acting deems appropriate, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated.


    Signature                      Capacity                       Date
    ---------                      --------                       ----

/s/ Perry D. Odak        Chief Executive Officer, Director   December  10, 1999
---------------------
Perry D. Odak

/s/Frances G. Rathke     Chief Financial Officer, Secretary  December  10, 1999
---------------------
Frances G. Rathke

/s/Jerry Greenfield      Chairman, Board of Directors        December  10, 1999
---------------------
Jerry Greenfield

                          Director                            December 10, 1999
---------------------
Pierre Ferrari

/s/Jeffrey Furman         Director                            December 10, 1999
---------------------
Jeffrey Furman

                          Director                            December 10, 1999
---------------------
Bennett Cohen

/s/Jennifer Henderson     Director                           December  10, 1999
---------------------
Jennifer Henderson

/s/Frederick A. Miller    Director                           December  10, 1999
----------------------
Frederick A. Miller

                          Director                            December 10, 1999
---------------------
Henry Morgan

EXHIBIT INDEX

Number         Title of Exhibit

5.1            Opinion of Ropes & Gray.

10.1           Michael Sands Non-Statutory Stock Option Agreement

10.2           Helen Jones Non-Statutory Stock Option Agreement

10.3           Roger Legendre Non-Statutory Stock Option Agreement

10.4           Rivington Fields Hight, Jr. Non-Statutory Stock Option Agreement

23.1           Consent of Ernst & Young LLP, Independent Auditors

23.2           Consent of Ropes & Gray (see Exhibit 5.1).

24             Power of Attorney (Included on Signature Page).